COUNTRY MUTUAL FUNDS TRUST - FOURTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of May 1, 2010, to the Transfer Agent Servicing Agreement, dated as of April 28, 2003, as amended July 21, 2003, May 1, 2006 and May 1, 2009, (the "Agreement"), is entered into by and between COUNTRY MUTUAL FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties desire to extend the length of the Agreement; and

WHEREAS, Section 7 of the Agreement allows for its amendment by a written instrument executed by the parties; and

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

Section 7. Term of Agreement; Amendment, shall be superseded and replaced with the following:

7.           Term of Agreement; Amendment

This Agreement shall become effective as of May 1, 2010 and will continue in effect for a period of three (3) years. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

Exhibit B is superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

COUNTRY MUTUAL FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Scott Hancock	By: /s/ Michael R. McVoy

Name: Scott Hancock	Name: Michael R. McVoy

Title: VP	Title: Executive Vice President

5/1/10

Exhibit B to the Transfer Agent Agreement – Country Mutual Funds Trust
TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE Eff. 5/1/2010 thru 4/30/2013 (Retail & VP)

Annual Service Charges to the Fund*
■ Base Fee Per CUSIP	$[ ] /year (Year 1)
$[ ] /year (Year 2)
$[ ] /year (Year 3)
$[ ] per year Variable Products

■ NSCC Level 3 Accounts	$[ ] /open account
■ No-Load Fund Accounts	$[ ] /open account
■ Load Fund Accounts	$[ ] /open account
■ Daily Accrual Fund Accounts	$[ ] /open account
■ Closed Accounts	$[ ] /closed account

Services Included in Annual Base Fee Per CUSIP
DST NSCC charge

Activity Charges
Manual Shareholder Transaction & Correspondence	$[ ] /event
Omnibus Account Transaction	$[ ] /transaction
Telephone Calls	$[ ] /call
Voice Response Calls	$[ ] /call
Daily Valuation/Manual 401k Trade	$[ ] /trade
ACH Monthly Services Charge	$[ ] / month
ACH item, setup, change	$[ ] /item
ACH correction/reversal	$[ ] /item

AML Base Fee
$[ ] /year

CUSIP Setup Charge
$[ ] /CUSIP

Chief Compliance Officer Support Fee*
$[ ] /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, NSF Fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

5/1/10

Exhibit B (continued) to the Transfer Agent Agreement – Country Mutual Funds Trust
TRANSFER AGENT & SHAREHOLDER SERVICES
SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES
FEE SCHEDULE effective 5/1/2010 throught 4/30/2013

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
■ FAN Web Premium (Fund Groups over [  ] open accounts)
        − Implementation - $[  ] /fund group – includes up to [  ] hours of technical/BSA support
        − Annual Base Fee - $[  ] /year
■ Activity (Session) Fees:
        − Inquiry - $[  ] /event
        − Account Maintenance - $[  ] /event
        − Transaction – financial transactions, reorder statements, etc. - $[  ] /event
        − New Account Set-up - $[  ] /event (Not available with FAN Web Select)
■ Strong Authentication:
        − $[  ] /month per active FAN Web ID (Any ID that has had activity within the [  ] -day period prior to the billing cycle)

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
■ Inquiry Only
        − Inquiry - $[  ] /event
        − Per broker ID - $[  ] /month per ID

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
■  Implementation Fees
        − Develop eBusiness Solutions Software - $[  ] /fund group
        − Code Print Software - $[  ] /fund group
■  Load charges
        − $[  ] /image
■  Archive charge (for any image stored beyond 2 years)
        − $[  ] /document

*Normal Vision ID and activity charges also apply.

5/1/10

Exhibit B (continued) to the Transfer Agent Agreement – Country Mutual Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective May 1, 2010 through April 30, 2013

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
■  Setup: MFx Portal - $[  ]
■  Service - $[  ] /user per month
■  Access to the following systems included:
        − BDS – Statement Storage and Retrieval
        − ReportSource – Mainframe T/A Report Library
        − T/A Imaging – Thin Client AWD
        − FundSource – Comprehensive Fund Information
        − 3270 – T/A Mainframe Access
■  Custom Electronic File Exchange (DDS of delivery of TIP files) - $[  ] one time setup fee
      - $[  ] /file per month maintenance fee
Programming Charges
■  $[  ] /hour
■  Charges incurred for customized services based upon fund family requirements including but not limited to:
        - Fund setup programming (transfer agent system, statements, options, etc.) – estimate [  ] hours per CUSIP
        - Select reports – shareholder system queries for customized reporting, mailings, etc.
        - File transmissions of client requested shareholder data file extracts
        - Conversion programming
        - Customized service development
        - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [  ] hours per fund family
        - All other client specific customization and/or development services

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
■  $[  ] /direct open account per year

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■  $[  ] /qualified plan account or Coverdell ESA account (Cap at $[  ] /SSN)
■  $[  ] /transfer to successor trustee
■  $[  ] /participant distribution (Excluding SWPs)
■  $[  ] /refund of excess contribution
■  $[  ] /reconversion/recharacterization

Additional Shareholder Paid Fees
■  $[  ] /outgoing wire transfer or overnight delivery
■  $[  ] /telephone exchange
■  $[  ] /return check or ACH or stop payment
$[  ] /research request per account (Cap at $[  ] /request) (This fee applies to requests for statements older than the prior year)

5/1/10